As filed with the Securities and Exchange Commission on December 16, 2024

Registration No. 333-273521

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Texas	74-1563240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 36611

Dallas, Texas 75235-1611

(214) 792-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tammy Romo

Executive Vice President and Chief Financial Officer

Southwest Airlines Co.

P.O. Box 36611

Dallas, Texas 75235-1611

(214) 792-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeff Novota Vice President, General Counsel & Corporate Secretary Southwest Airlines Co. P.O. Box 36611 Dallas, Texas 75235-1611 (214) 792-4000	Robert L. Kimball Vinson & Elkins LLP 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201-2975 (214) 220-7700

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Southwest Airlines Co., a Texas corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”), relates to the Registrant’s Automatic Shelf Registration Statement on Form S-3ASR (No. 333-273521), filed with the SEC on July 28, 2023 (as of immediately prior to the filing of the Post-Effective Amendment, the “S-3 Registration Statement”).

On June 7, 2024, the Registrant repurchased outstanding warrants for the purchase of common stock of the Registrant, par value $1.00 per share, pursuant to a series of auctions by the U.S. Department of the Treasury (the “Warrant Repurchase”). In connection with the Warrant Repurchase, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the S-3 Registration Statement. In accordance with the undertakings made by the Registrant in the S-3 Registration Statement to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of such offering, the Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all securities registered under the S-3 Registration Statement that remain unsold as of the date hereof and terminates the effectiveness of the S-3 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 16, 2024.

SOUTHWEST AIRLINES CO.

By:	/s/ Tammy Romo
Name:	Tammy Romo
Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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